As filed with the Securities  and Exchange  Commission on December 29, 1999
                                                  Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ANTs SOFTWARE.COM
               (Exact name of issuer as specified in its charter)

            Nevada                                          13-3054685
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)

                              37 Santa Teresita Way
                             Santa Barbara, CA 93105
                                 (805) 687-4731
                    (Address of Principal Executive Offices)

                       MANAGEMENT CONSULTANT STOCK OPTION
                            (Full Title of the Plan)

                              --------------------

                                Ants Software.com
                              37 Santa Teresita Way
                             Santa Barbara, CA 93105
                     (Name and address of Agent for Service)

                                 (805) 687-4731
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                                 Joseph E. Nida
                               Nida & Maloney, LLP
                                 800 Anacapa St.
                             Santa Barbara, CA 93101

                         CALCULATION OF REGISTRATION FEE
============================ =================== ======================= ====================== ======================
 Title of securities to be      Amount to be        Proposed maximum       Proposed maximum           Amount of
        registered             registered (1)      offering price per     aggregate offering    registration fee (2)
                                                         share                   price
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value
$.001 per share                    80,000                $0.50                  $40,000                  $11
---------------------------- ------------------- ----------------------- ---------------------- ----------------------

(1) This Registration Statement covers 80,000 shares of common stock of the Registrant which may be issued pursuant to an employee benefit plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable to prevent dilution as a result of stock splits, stock dividends, or similar transactions.

(2) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, calculated by multiplying the number of shares of common stock by $0.50, the negotiated exercise price for the shares underlying the option.

================================================================================

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information  specified in Items 1 and 2 of
Part I of Form S-8 will be sent to participants in the employee benefit plan as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents, as filed by Ants Software.com (the "Registrant") with the Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The description of common stock of the Registrant contained in the Registration Statement on Form 10-SB filed with the
                  Commission on September 14, 1999 (Commission File No. 000-16299).

         (b) The Registrant's Registration Statement on Form 10-SB filed with the Commission on September 14, 1999, as amended by amendments number 1 and 2 on Form 10-SB/A, both filed on September 22, 1999 (Commission File No. 000-16299 ).

         (c) The Quarterly Report on Form 10-QSB for the quarter ended July 31, 1999 filed on September 17, 1999 (Commission File No. 000-16299).

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of the Registrant's common stock registered hereunder will be passed upon for the Registrant by Nida & Maloney, LLP, with its principal offices in Santa Barbara, California.

Item 6.  Indemnification of Directors and Officers.

         Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada General Corporation Law ("NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

         Subsection 2 of Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 (3) of the NGCL further provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense. Section 78.751(3) of the NGCL provides that the indemnification provided for by Section 78.7502 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and inures to the benefit of their heirs, executors and administrators.

         Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

         The Registrant's bylaws provide that directors, officers and certain other persons may be indemnified to the fullest extent authorized by Nevada law.
Section 78.751 of the NGCL provides that any discretionary indemnification under NGCL 78.7502, unless ordered by a court or pursuant to the provisions of subsection (2) of Section 78.751 must be authorized by: (a) a determination of the stockholders, (b) a majority vote of a quorum of the disinterested board of directors and (c) by independent legal counsel in a written opinion if a majority vote of a quorum of the disinterested board of directors so orders, or, if a quorum of disinterested directors cannot be obtained by independent legal counsel in a written opinion.

         To the extent that any director, officer, employee, or agent of the Registrant has been successful on the merits or otherwise in defense of any of the foregoing actions, suits, or proceedings, such person must be indemnified against reasonable expenses incurred by him in connection with the defense of such action.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Index to Exhibits at page 6.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on this 29th day of December 1999.

                                          ANTs SOFTWARE.COM


                                          By: /s/ Donald Hutton
                                             ----------------------------
                                              Donald Hutton
                                              Chairman of the Board and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald Hutton, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto or other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                   Title                                      Date


/s/ Frederick D. Petit                       President, Chief Executive
------------------------------                   Officer and Director                     December 29, 1999
Frederick D. Petit                           (Principal Executive Officer)


/s/ Donald Hutton                           Director and Chairman of the Board            December 29, 1999
------------------------------
Donald Hutton


/s/ Alison B. Hicks                            Secretary-Treasurer and Director           December 29, 1999
------------------------------         (Principal Financial and Accounting Officer)
Alison B. Hicks


/s/ Peter Patton                                   Director and Chairman                  December 29, 1999
--------------------------------              of the Technical Advisory Board
Peter Patton

                                ANTs SOFTWARE.COM
                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit


4.1               Specimen Stock Certificate

4.2 Letter of Agreement between the Registrant and John C. Wilczak, dated December 3, 1999

5.1               Opinion of Nida & Maloney, LLP

23.1              Consent of Donald Hutton, CPA

23.2              Consent of Nida & Maloney, LLP (included within Exhibit 5.1)

24.1              Power of Attorney (see page 5 of this Registration Statement)